Exhibit 10.7

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE 2021 AMENDED AND RESTATED BRIDGEBIO PHARMA, INC.
STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Shares:
Grant Date:

Pursuant to the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, BridgeBio Pharma, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to at least the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.

1.
Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.
2.
Restrictions and Conditions.
(a)
Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)
Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)
If the Grantee’s Service Relationship with the Company or a Subsidiary is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.
3.
Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the dates specified in the following schedule; provided, that the Grantee continues to have a Service Relationship with the Company or a Subsidiary on each applicable vesting date: [_____________________].

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4.
Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Grantee.
5.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.
Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.
Tax Withholding. As applicable and in accordance with applicable tax laws, the Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes and/or social insurance contribution required by law to be withheld on account of such taxable event. In such event, except in the case where an election is made pursuant to Paragraph

8 below, (a) if the Grantee is then a member of the Board of Directors of the Company and/or an “officer” (as defined in Rule 16a-1(f) o the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company, the Company shall, on a mandatory basis, cause the required tax withholding and/or social insurance contribution obligation to be satisfied in whole by withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due and (b) if the Grantee is not then a member of the Board of Directors of the Company or an “officer” (as defined the Exchange Act), the Company shall, on a mandatory basis, cause the required tax withholding and/or social insurance contribution obligation to be satisfied in whole by an irrevocable “sell-to-cover” arrangement whereby a brokerage firm designated by the Company that is a member of the Financial Industry Regulatory Authority (i) sells on behalf of the Grantee a number of shares of Stock to be delivered in connection with the settlement of this Award in an amount sufficient to satisfy the required tax withholding and/or social insurance contribution obligation and (ii) irrevocably commits to forward the proceeds from such sale directly to the Company. The mandatory “sell-to-cover” arrangement described in clause (b) is imposed by the Company on Grantee in connection with the receipt of this Award and is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and to be interpreted to meet the requirements of Rule 10b5-1(c). In addition, the Grantee hereby certifies that Grantee is adopting this Agreement, including this Section 7, in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) and Rule 10b-5 of the Exchange Act.
8.
Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
9.
No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in a Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.
10.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
11.
Data Privacy Consent. In order to administer the Plan and this Agreement, to implement, manage and administer the Grantee's participation in the Plan, and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the "Relevant Companies") may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the "Relevant Information"). By entering into this Agreement, the Grantee (i) voluntarily consents to and authorizes the Company to hold, collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; (iv) understands that the Relevant Information may be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan; (v) understands that the recipients of the Relevant Information may be located in the United States or elsewhere, and that the recipient's country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than the Grantee's country of residence; and (vi) authorizes the transfer of the Relevant Information to any jurisdiction which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BridgeBio Pharma, Inc.

By:
Name:
Title:

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The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:

Grantee’s Signature
Grantee’s name and address:

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